UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

CINEMARK HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway
Plano, Texas		75093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 665-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Comon Stock, par value $.001 per share	CNK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2025 (the "Effective Date") the Company entered into an Employment Agreement (the "Employment Agreement") with Ms. Wanda Gierhart.

Ms. Gierhart has served as our Chief Marketing and Content Officer since July 2021 and as our Executive Vice President - Chief Marketing Officer from January 2018 to July 2021. Prior to joining Cinemark, Ms. Gierhart served as Chief Marketing Officer of Neiman Marcus Group, an omnichannel luxury retailer. Ms. Gierhart also served as President and CEO of TravelSmith, a travel clothing and accessory retailer. She also has extensive marketing and merchandising experience with varying roles and responsibilities across major retail brands.

There are no family relationships between Ms. Gierhart and any of the directors executive officers of the Company, and there are no transactions in which Ms. Gierhart has had an interest requiring disclosure under Item 404(1) of Regulation S-K. There is no arrangement or understanding between Ms. Gierhart and any other person pursuant to which Ms. Gierhart was approved as an officer of the Company other than as specified below.

The term (the "Term") of Ms. Gierhart's employment with the Company shall be for a period of three (3) years from the Effective Date; provided, however, that at the end of each year of the Term, the Term shall be automatically extended for an additional one-year period unless Ms. Gierhart's employment with the Company is terminated.

Ms. Gierhart's base salary shall be $575,000 per year, which is subject to review each year during the Term by the Compensation Committee of the Board (the "Compensation Committee") for increase (but not decrease). In addition. Ms. Gierhart is eligible to receive an annual cash incentive bonus upon the Company meeting certain performance targets established by the Compensation Committee for the fiscal year; provided, however, that Ms. Gierhart's target bonus shall not be less than 70% of her base salary. Ms. Gierhart is also eligible to participate in the Company's equity incentive plan; provided, however, that Ms. Gierhart's grant date fair value of equity awards shall not be less than 165% of her annual base salary. Ms. Gierhart qualifies for the Company's 401(k) matching program and is also entitled to certain additional insurance benefits such as life and disability.

The Employment Agreement provides for severance payments upon termination of Ms. Gierhart's employment, the amount and nature of which depends upon the reason for termination. If Ms. Gierhart is terminated without cause, Ms. Gierhart shall receive accrued compensation (which includes unpaid annual base salary, a pro rata annual cash incentive bonus for the fiscal year in which the termination occurs and any previously vested equity incentive awards and benefits such as retirement benefits and vacation pay, in accordance with the terms of the plan or agreement pursuant to which such equity awards or benefits were granted) through the date of termination ("Accrued Entitlements"); two times the annual base salary in effect as of the date of such termination, payable in accordance with the Company's normal payroll practices for a period of twenty-four (24) months; an amount equal to the most recent annual cash incentive bonus received by Ms. Gierhart for the fiscal year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination; outstanding stock options shall become fully vested and exercisable upon such termination; equity awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and equity awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. Ms. Gierhart and her dependents shall also be entitled to continue to participate in the Company's group health insurance programs for a period of twenty-four (24) months from the termination date. If Ms. Gierhart resigns for good reason (as defined in the Employment Agreement) Ms. Gierhart shall receive all of the above stated payments and benefits except that the annual base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

In the event Ms. Gierhart's employment is terminated due to her death or disability (as defined in the Employment Agreement), Ms. Gierhart or her estate shall receive Accrued Entitlements; a lump sum payment equal to twelve (12) months of Ms. Gierhart's annual base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of annual base salary paid by the Company to Ms. Gierhart or her representative following the date she was fist unable to substantially perform her duties through the date of termination; any benefits payable to Ms. Gierhart and/or her beneficiaries in accordance with the terms of any applicable benefit plan; and Ms. Gierhart's dependents shall be entitled to continue to participate in the Company's group health insurance programs for a period of twelve (12) months from the termination date. All outstanding equity awards shall vest in accordance with the Company's equity incentive plan.

In the event Ms. Gierhart's employment is terminated for cause or under a voluntary termination (as defined in the Employment Agreement), Ms. Gierhart shall receive accrued base salary through the date of termination and any previously vested rights under the Company's equity incentive plan in accordance with the terms of such plan.

If Ms. Gierhart is terminated (other than for disability, death or cause) or resigns for good reason within one year after a change of control (as defined in the Employment Agreement), Ms. Gierhart shall receive Accrued Entitlements; a lump sum payment equal to two times her annual base salary as in effect at the time of termination plus an amount equal to one and a half times the most recent annual bonus received by Ms. Gierhart for the fiscal year ended prior to the date of termination; Ms. Gierhart and her dependents shall be entitled to continue to participate in the Company's group health insurance programs on the same terms as similarly situated active employees for a period of thirty (30) months and any outstanding equity awards shall be fully vested and/or exercisable as of the date of termination and shall remain exercisable in accordance with the terms of the plan or arrangement pursuant to which such compensation awards were granted.

Unless Ms. Gierhart's employment is terminated by the Company for cause Ms. Gierhart shall also be entitled to office space and support services for a period of not more than three months (3) following the date of any termination either at the Company's main office or at a suitable office space in the Dallas/Plano area.

The Employment Agreement contains various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein).

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated as of February 28, 2025 by and between Cinemark Holdings, Inc. and Wanda Gierhart.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIENMARK HOLDINGS, INC.

Date:	March 3, 2025	By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier Title: Executive Vice President - General Counsel and Business Affairs